Exhibit 99.1

1 Investor Presentation August and September 2014

2 Forward - Looking Statements This investor presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward - looking statements include, but are not limited to, statements about ( i ) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (ii ) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward - looking statements. These forward - looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward - looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward - looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward - looking statements: (1) adverse governmental or regulatory policies may be enacted; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (4) competition from other financial services companies in the Company’s markets could adversely affect operations; (5) a continuance of the current economic slowdown could adversely affect credit quality and loan originations; and (6) social and political conditions such as war, po lit ical unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward - looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K) filed with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.

√ High Quality Franchise in a Great Market √ Committed & Capable Management √ Sound Plan – Solid Progress – Back on Offense √ Positive Leverage for Earnings & Book Value 3

Highlights Village Bank • Chartered December 1999 • $442 million in assets • 122 employees • 11 branches located in Chesterfield, Henrico, Hanover and Powhatan Counties Village Bank Mortgage Corp. • Established November 1997 • 2013 Origination Volume: $262 million • Offices in the Richmond Metropolitan area, Newport News and Manassas • 69 employees Village Bank Branches Village Bank Franchise Village Bank and Trust Financial Corp. is a holding company with 11 retail bank branches surrounding the city of Richmond, VA operating under the Company’s banking subsidiary, Village Bank. The Bank and its subsidiary Village Bank Mortgage Corporation offer commercial loans, consumer credit, mortgage lending and other products. Branch Openings 1. Midlothian - 1999 2. Clover Hill - 2002 3. Chester - 2003 4. Pebble Creek – 2004* 5. Mechanicsville – 2005* 6. Courthouse - 2005 7. Powhatan - 2006 8. Willow Lawn - 2006 9. Forest Office Park – 2007 10. Chesterfield Towne Center - 2007 11. Sliding Hill - 2008 4 1 10 2 7 9 8 6 3 5 4 11 *acquired with River City in 2009

What We Are • A well established independent community - focused bank with: – A strong market position – Better branch coverage than other banks our size and age. Good locations and quality real estate. – A highly regarded brand wherever we are known – Diverse revenue streams (mortgage revenues in Richmond and two other markets) – A competitive product/service lineup that will be even stronger by the end of 2014 • Deep roots in the local community: – Founded on the belief that Richmond needed a truly local, community - focused bank – Board comprised of local business leaders – Village Bank team members actively involved and exceptionally visible in the community – Viewed as “The Hometown Bank” in Chesterfield County. Intend to earn that status across the entire market. • Select Village Bank and Village Bank Mortgage accolades: – “First Choice Business of the Year” in 2007 & 2010 – “Best Places to Work in Virginia” in 2011. – “First Choice Community Service Award” in Chesterfield – “Richmond Community Service Award” from City Council – Finalist for the Sterling Workplace Award – Village Bank Mortgage - 4th largest VHDA lender in VA – Village Bank Mortgage recognized as one of the top grant lenders in the Southeast by the FHLB of Atlanta Who We Are • People who: – Love what we do – Care about our teammates, neighbors and customers – Have a genuine desire to make a difference in our communities and we act on that desire – Are really talented and grounded – Have fun working together – Want to see Village be great in every way • Results: – This passion is authentic and it shows – Excellent loyalty among team, customers and investors even during the most difficult times – A very strong brand and platform on which to build the business – The team has been enthusiastically embracing everything we are doing to make the company stronger Village Bank Franchise 5

Central Virginia Market & Village Bank Share

- Greater Richmond MSA has favorable market demographics, steady population and job growth with increasing income levels
- State capital with excellent infrastructure
- Located within 2 hours of nation's capital, beaches and mountains
- Business friendly and people friendly
- Diverse economy with 10 Fortune 1000 headquarters, medical facilities, universities, biotech and engineering intensive companies attracting high income and high net worth professionals
- Quality of life, urban revitalization, outdoor activities, entrepreneurial climate, creative culture attracting young professionals & millennials
- Cost of living, moderate climate, medical facilities, universities, cultural offerings attracting retirees

Operating Market	Market Rank	Number of Branches		Market Deposits ($000)	Market Share (%)
Counties					
Chesterfield	6	6	$	255,472.00	6.61%
Hanover	8	3	$	81,980.00	4.89%
Henrico	11	2	$	59,803.00	1.22%
Powhatan	5	1	$	22,265.00	7.29%
Total		12	$	419,520.00	20%
Cities					
Ashland	7	1	$	10,822.00	1.83%
Chester	4	1	$	33,125.00	7.81%
Chesterfield	6	1	$	39,846.00	8.85%
Mechanicsville	7	2	$	71,158.00	7.07%
Midlothian	2	4	$	182,501.00	11.68%
Powhatan	5	1	$	22,265.00	7.72%
Richmond	14	2	$	59,803.00	0.27%
Total		12	$	419,520.00	46%

	Mkt Share			Demographic Data			
	Bank Deposits ($mm)		Market Deposits ($mm)	Total Population 2013 (Actual)	Projected Population Change 2014-2019 (%)	Median HH Income 2014 ($)	% Hslds >100k (%)
Counties							
Chesterfield	$	255,472	3,864,606	327,562	4.73	71,032	19.77%
Hanover	$	81,980	1,676,727	101,776	3.22	66,202	11.19%
Henrico	$	59,803	4,901,301	320,333	5.41	58,838	N A
Powhatan	$	22,625	305,563	28,391	2.57	77,000	14.37%
MSA's							
Richmond	$	419,520	30,900,613	1,247,586	4.43	57,679	
States							
Virginia	$	419,520	167,035,962	8,303,821	4.8	65,940	

Operating Market	Total Population 2014 (Actual)	Projected Population Change 2014-2019 (%)		Median HH Income 2014 ($)	Projected HH Income Change 2014-2019 (%)
Counties					
Chesterfield	327,562	4.73	$	71,032	NA
Hanover	101,776	3.22	$	66,202	NA
Henrico	320,333	5.41	$	58,838	NA
Powhatan	28,391	2.57	$	77,000	NA
Total	778,062	3.98	$	68,268	NA
Aggregate: Entire State of Virginia	8,303,821	4.8	$	65,940	NA
Aggregate: National	317,199,353	3.5	$	51,579	NA

Source: SNL as of 12/31/2013; Village currently has 5 branches in Chesterfield County, 3 branches in Midlothian, 11 branches in total.

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Deposit Market Share by County Chesterfield, VA 2013 Rank Institution (ST) Number of Branches Total Deposits in Market ($000) Total Market Share (%) 1 Wells Fargo & Co. (CA) 17 1,156,881 29.94 2 BB&T Corp. (NC) 7 463,848 12.00 3 SunTrust Banks Inc. (GA) 10 402,273 10.41 4 Bank of America Corp. (NC) 7 370,294 9.58 5 Union Bkshs Corp (VA) 11 363,768 9.41 6 Village Bank & Trust Finl Corp (VA) 6 255,472 6.61 7 C&F Financial Corp. (VA) 5 168,676 4.36 8 Cordia Bancorp Inc. (VA) 3 163,779 4.24 9 First Community Bancshares Inc (VA) 4 144,816 3.75 10 First Capital Bancorp Inc. (VA) 3 91,033 2.36 11 Virginia BanCorp Inc. (VA) 2 62,132 1.61 12 Franklin Financial Corp. (VA) 1 58,230 1.51 13 Hampton Roads Bankshares Inc. (VA) 0 40,823 1.06 14 Bank of McKenney (VA) 2 33,981 0.88 15 Southern National Bncp of VA (VA) 1 31,164 0.81 16 First Citizens BancShares Inc. (NC) 1 29,225 0.76 17 Bk of Southside Virginia Corp. (VA) 1 13,532 0.35 18 Citizens Bancorp of Virginia (VA) 1 6,110 0.16 19 BankCap Equity Fund LLC (TX) 1 5,045 0.13 20 Woodforest Financial Grp Inc. (TX) 4 3,524 0.09 Market Total 87 3,864,606 2013 Hanover, VA 2013 Rank Institution (ST) Number of Branches Total Deposits in Market ($000) Total Market Share (%) 1 BB&T Corp. (NC) 5 362,929 21.65 2 Union Bkshs Corp (VA) 7 284,526 16.97 3 Wells Fargo & Co. (CA) 4 232,558 13.87 4 SunTrust Banks Inc. (GA) 5 195,653 11.67 5 Eastern Virginia Bankshares (VA) 3 132,567 7.91 6 Bank of America Corp. (NC) 2 128,518 7.66 7 Franklin Financial Corp. (VA) 1 91,688 5.47 8 Village Bank & Trust Finl Corp (VA) 3 81,980 4.89 9 First Capital Bancorp Inc. (VA) 1 55,347 3.30 10 Community Bankers Trust Corp (VA) 1 42,013 2.51 11 M&T Bank Corp. (NY) 2 29,409 1.75 12 C&F Financial Corp. (VA) 1 25,056 1.49 13 First Community Bancshares Inc (VA) 0 13,527 0.81 14 Woodforest Financial Grp Inc. (TX) 1 956 0.06 Market Total 36 1,676,727 2013 Henrico, VA 2013 Rank Institution (ST) Number of Branches Total Deposits in Market ($000) Total Market Share (%) 1 Wells Fargo & Co. (CA) 21 1,347,907 27.50 2 BB&T Corp. (NC) 14 867,019 17.69 3 SunTrust Banks Inc. (GA) 12 653,681 13.34 4 Bank of America Corp. (NC) 8 631,919 12.89 5 Union Bkshs Corp (VA) 15 436,310 8.90 6 First Capital Bancorp Inc. (VA) 1 145,305 2.96 7 Franklin Financial Corp. (VA) 2 144,162 2.94 8 C&F Financial Corp. (VA) 4 141,863 2.89 9 First Community Bancshares Inc (VA) 3 121,379 2.48 10 Hampton Roads Bankshares Inc. (VA) 2 105,578 2.15 11 Village Bank & Trust Finl Corp (VA) 2 59,803 1.22 12 Community Bankers Trust Corp (VA) 2 42,112 0.86 13 Cordia Bancorp Inc. (VA) 1 41,789 0.85 14 Eastern Virginia Bankshares (VA) 1 39,026 0.80 15 Fulton Financial Corp. (PA) 1 37,353 0.76 16 First Citizens BancShares Inc. (NC) 1 33,499 0.68 17 Virginia BanCorp Inc. (VA) 1 26,091 0.53 18 M&T Bank Corp. (NY) 2 21,126 0.43 19 Capital One Financial Corp. (VA) 1 3,615 0.07 20 Woodforest Financial Grp Inc. (TX) 2 1,764 0.04 Market Total 98 4,901,301 2013 Powhatan, VA 2013 Rank Institution (ST) Number of Branches Total Deposits in Market ($000) Total Market Share (%) 1 C&F Financial Corp. (VA) 2 123,498 40.42 2 Community Bankers Trust Corp (VA) 2 86,011 28.15 3 New Horizon Bank NA (VA) 1 41,421 13.56 4 Wells Fargo & Co. (CA) 1 32,368 10.59 5 Village Bank & Trust Finl Corp (VA) 1 22,265 7.29 Market Total 7 305,563 2013 7 Source: SNL as of 12/31/2013; Village currently has 5 branches in Chesterfield County, 11 branches in total.

Leadership Team

Executive Management	Age	Joined VB	Experience	Key Strengths
Bill Foster ***President & CEO***	52	3/12	26 years of banking industry experience and 4 years consulting experience. Served in several executive leadership roles with SunTrust Bank including Real Estate, Commercial, Corporate and Investment Banking and Risk Management.	• Successful banking career in leadership, sales and credit roles • Turnaround and strategic planning consultant
Harril Whitehurst ***EVP - CFO***	63	9/03	40 years of banking industry experience, including 25 years in public accounting as a partner of an international public accounting firm.	• Extensive Public Company experience • Long financial institution experience • Former partner with international public accounting firm
Jay Hendricks ***EVP - CCO***	50	9/13	29 years of banking industry experience including the following with SunTrust Bank - Mortgage Chief Operational Risk Officer, Consumer Banking Chief Operational Risk Officer and Consumer Lending Credit and Compliance Risk Officer.	• LEAN Six Sigma Certified • Consumer and Small Business Risk Management & Compliance • Enterprise Risk Management
Buddy Sanders ***EVP – COO/CRO***	60	7/02	35 years of experience in retail and mortgage banking. Served as President of Seasons Mortgage Group from October 1993 until the company was sold in May 2001.	• Extensive financial services background • Operations, Project Management and Process Management expertise
Dennis Falk ***EVP – CAO & Treasurer***	55	12/09	33 years of banking industry experience, including leadership roles in credit administration and correspondent banking for SunTrust Bank.	• Versatile leader able to add value to any division. • Former examiner
Max Morehead ***EVP – Commercial***	50	2/14	27 years of banking experience at SunTrust Bank and First Citizens Bank, including leadership roles in commercial and business banking.	• Deep C&I roots and experience in this market • Ability to attract talent
Joy Kline ***EVP - Retail***	56	12/06	35 years of banking industry experience, including leadership roles in retail banking at First Market Bank and Central Fidelity Bank.	• Excellent front line experience in retail banking in regional and community banks
Jerry Mabry ***President – Village Bank Mortgage Corporation***	66	4/07	44 years of experience in mortgage banking, including leadership roles at Benchmark Mortgage Corp. and Home Loan Corp.	• Balanced sales leadership, risk management and managing for a profit. • Turned around unprofitable VBMC within 12 months when he arrived in 2007

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• Each has position in stock that is material to his or her personal financial position • 100% participation in the Insider Capital Raise in 2013 at $1.55 per share and 23% premium to market • Collectively have experience in all areas needed for success • Successfully executing a plan to improve asset quality and position the Company for both profitability during 2014 and growth beyond 2014: – Non performing and classified assets have been significantly reduced – Losses have decreased dramatically – Expense reduction initiatives have been implemented with additional cost savings in the coming quarters – Revenue initiatives getting traction • Highly energized and committed team • Stock intensive incentive plans to align interests with shareholders Leadership Team Executive Position # Shares % of outstanding shares Peer Median (where available) Bill Foster CEO 9,188 2.64% 1.7% Harril Whitehurst CFO 2,692 .77% .2% Jay Hendricks CCO 4,104 1.18% Buddy Sanders COO/CRO 2,172 .62% .5% Dennis Falk CAO/TR 2,279 .65% Max Morehead Comm’l 2,938 .84% Joy Kline Retail 2,782 .80% Jerry Mabry Mortgage 1,123 .32% Peer data from proxy data available on peer group used in Executive Compensation matters 9

• Meet Criteria for Release from the Consent Order by Q215 – Adversely classified items ratio of < 50% – NPA/A ratio < 3% – Demonstrated core earnings – Tier 1 > 8% – Total RBC > 11% – Sell Watkins Centre Building to cure Regulation W violation • Build Revenue and Earnings Momentum – Earn quarterly profit starting Q3 2014 – Achieve revenue growth H2 2014 to H2 2015 • Build Platform for Long - Term Growth and Performance (People, Product, Processes, Promotion, Physical Infrastructure) 2014 - 2015 Objectives 10

Best Quartile Performance : • Long - Term total returns for shareholders • ROE • Long term sustained earnings growth • Earnings volatility • Asset quality in the worst part of the cycle High ROE requires : • High ROA • Low cost funding • Fee income • Efficiency/Productivity • High ROE niches or specialties • Higher Loan/Deposit ratio Sustained earning growth and stability requires: • Diversity – loans, funding, earnings, revenue drivers, markets • Discipline – asset quality, execution • Niches or specialties • Prudent Interest Rate Risk management Focused on earnings growth and returns not asset growth Longer Term Goals 11 National Peer Group Performance Quartiles Period Ending 3/31/2014 Source: SNL Institution Name ROAE (%)ROAA (%) Price/ Earnings after Extra (x) Price/ Book (%) LTM LTM MRQ MRQ (Public Banks <$500M) - 25th Percentile 2.56 0.27 10.3 66.9 (Public Banks <$500M) - Median 5.44 0.60 14.2 84.7 (Public Banks <$500M) - 75th Percentile 8.31 0.86 21.7 104.3 (Public Banks $500M to $1B) - 25th Percentile 4.26 0.46 10.3 84.6 (Public Banks $500M to $1B) - Median 8.00 0.75 13.6 99.8 (Public Banks $500M to $1B) - 75th Percentile 10.22 1.01 19.6 119.8

Asset Quality Trends & Dynamics 12 Actual Actual Actual Goals 2012 2013 H1 2014 Dec-14 Classified Assets Beginning Balance 111,209 92,255 61,905 Additions/Downgrades 43,457 21,453 3,825 Upgrades (21,949) (21,197) (9,655) Loan Exits/Sales/Repayments (15,118) (9,999) (1,888) OREO Sales (7,487) (6,273) (6,272) Charge-Offs/Writedowns (18,560) (11,293) (2,111) Other (Net) 703 (3,041) 5 Ending Balance 92,255 61,905 45,809 30,000 Nonaccrual Loans Beginning Balance 48,097 25,606 18,647 Additions 43,907 26,029 3,674 Loans Place Back On accrual (14,383) (10,588) (4,612) Transfer to OREO (21,675) (10,234) (4,909) Repayments/Sales (15,118) (6,498) (910) Charge-Offs (15,222) (5,667) (1,742) Other (Net) - (1) - Ending Balance 25,606 18,647 10,148 OREO Beginning Balance 9,177 20,204 16,742 Foreclosures 21,675 10,234 4,909 Sales (7,487) (6,273) (6,272) Writedowns/Loss on Sale (3,338) (5,626) (369) Other (Net) 177 (1,797) 660 Ending Balance 20,204 16,742 15,670 NPAs (excludes accruing TDRs) 45,810 35,389 25,818 22,300 0 20000 40000 60000 80000 100000 120000 2011 2012 2013 Jun-14 Dec-14 Classified Assets NPAs 0% 50% 100% 150% 200% 250% 300% 2011 2012 2013 Jun-14 Classifed Items Ratio Texas Ratio 71% 126%

• Credit Costs are substantially lower – OREO Expense $687k H1 2014 vs. $2,274k H1 2013 – Provision Expense $100k H1 2014 vs. $823k H1 2013 – NCOs $1,658k H1 2014 vs. $2,021k H1 2013 • Operating expense reductions are the result of many small and some significant actions: – Renegotiated data processing contracts in 2013 – Branch consolidations – Attrition and small staff reductions in mortgage and staff positions in the bank – Legal and other outside services – Supplies – Salaries & Benefits • We have accomplished this while building back up revenue generating capacity: – 29 mortgage loan officers in June vs. 25 in January – 3 key external hires on Commercial Banking team – Marketing – Mobile Deposit Capture for phone and tablet – Expected Soon: New ATMs, Instant Issue Debit Card, enhanced rewards program for Debit Card, dedicated small business bankers, outbound calling staff Customer Care Team, upgraded website Expenses 13 0 5000 10000 15000 20000 25000 30000 35000 2012 2013 2xH1 2014 H1 2013 H1 2014 Other Exp Sal & Bene OREO Exp 175 180 185 190 195 200 Total FTE Total FTE

Commercial Banking Strategy & Action Plan Definition & Strategic Goals Strategies 2014 - 2015 Action Plan Definition: • total business credit needs >$250k • deposit needs require analyzed accounts • typically annual revenues >$2,000,000 • all CRE except single family rental housing up to two rental properties Goals: • Segment ROE>TBD% • Grow Commercial (excl. CRE) banking to represent 40% of our earnings and loans • CRE - Profitable through cycles and maintained within prudent concentration limits • Build what is regarded as the best financial services company for small - to mid - sized businesses as measured by surveys and market share • Outperform peers at the bottom of the cycle by being a highly professional, strategic and disciplined Focus growth on C&I sectors while repositioning within CRE Provide the best client experience of any bank within our market Deliver better perspective and value by having bankers and leaders who have valuable business knowledge, experiences and skills beyond banking that can help businesses thrive. Relentlessly t arget vulnerable competitors – particularly big banks and acquired banks Build significant share in attractive specialty segments with tailored value proposition and intense , focused execution Build or buy specialty capabilities that enhance ROE, diversify earnings and risk, allow for faster earnings growth (e.g., SBA lending, specialty finance, ABL, insurance, advisory) Reposition presence in CRE. • Stay within regulatory limits on AD&C and Total CRE vs. Capital • Refine concentration management policy to reflect differing risk profiles within AD&C (e.g., owner occupied construction vs. LAD) • Focus real estate banking on income producing real estate lending and related services • Maintain smaller, highly selective presence in LAD and “for sale” real estate lending with quality builders/developers • Service real estate clients with real estate experts In all segments, stay disciplined at the peak of the cycle so that we can serve our clients well and take high quality market share and talent in the parts of the cycle when our competition is focused on problems. Hire new commercial banking exec and grow team from 4 to 8 RMs by year end 2014. Ensure customer responsiveness and service a consistent strength Install sales process (weekly sales meetings, activity and production goals, pipeline management, best practices for call quality) Increase total sales calls (entire team) from 30+/ - per month in early 2014 to 300+ calls per month when fully staffed. Aggressively call on Centers of Influence Leverage internal referral sources from retail & mortgage Install incentive plan Fully integrate deposit and fee services business development officer into commercial banking team Approach all borrowing relationships to solicit additional deposit business. Seek/require deposit business on loan only relationships. Transition handling of small business accounts and consumer accounts to small business bankers and retail Feature key fee generating services (Treasury, I nsurance, payroll, merchant) Identify specialty business segments and develop strategy for targeting those segments . 14

Commercial Banking Team

Banker	Experience
Max Morehead EVP	Hired February 2014. 27 years at SunTrust & First Citizens in Richmond. Ran middle market and small business banking teams for SunTrust in Richmond. Excellent credibility with referral sources and prospects. Able to attract talent.
VP	25 years of banking experience with Village Bank and Central Virginia Bank. Good community banking experience in C&I and real estate.
VP	10 years banking experience with Village Bank. Good community banking experience in C&I and real estate.
VP	39 years banking experience with Village Bank, BB&T and others. Good community banking experience in C&I and real estate.
SVP	8 years banking experience with Village Bank and Wachovia. Joined workout group from June 2012 to August 2013. Returns from FMLA mid-August. Past Rotary President. Very successful workout officer and business producer.
VP	Hired February 2014. 8 years middle market banking with Central Fidelity Bank (Wells Fargo predecessor) in Richmond. Most recently, 18 years with Arbor Associates – Managing Director of a valuation firm for businesses, partnerships, closely held securities. Past Rotary President. Strong connections to centers of influence.
SVP	Hired May 2014. Well known in Henrico and west-end Richmond business and high net worth circles where Village is underpenetrated. Ran her own advisory business for business owners. Managing Partner in a local family office firm. SVP at SunTrust Bank where she managed largest wealth portfolio in region and consistently won annual awards for loan and other new business production. Prior to that SVP at First Union and successors where she managed Business Banking among other roles. Other positions in the community: Director Women's Business Center (SBA funded); Board, Gubernatorial Appointee, Virginia Public Building Authority; Board of Directors, Partnership for Nonprofit Excellence; Board of Directors, AdvanTech Incubator; Chair, Ellen Shaw de Paredes Foundation, 2014 Fundraiser; Board of Directors, NAWBO, Richmond, Virginia; President, The College of William and Mary School of Business Alumni; Trustee on KIVA ZIP, crowd funding platform.
SVP	18 years with Village Bank, SunTrust and others. Transitioned back to Commercial July 2014. Very effective workout officer from June 2012 to June 2014. Handles builders, developers, contractors for Village. Well regarded and well known in builder community.
VP	Transitioned to Commercial July 2014. Deposit & Treasury specialist that is very well known in local community due to community involvement. Transitioned from Retail to Commercial to help drive deposit and treasury services growth.
SVP	Joined Village August 2013. Currently on workout team. SVP and experienced real estate banker for Union First Market, RBC Centura and SunTrust Bank. Ran a homebuilding company. Expected to be available around Q1 2015.
SVP	Currently in workout dealing with land and complicated commercial properties. Corporate banker at Barnett Banks. Entrepreneur who has purchased, started and sold companies. Successful land developer. Expected to be available for reassignment by mid-2015.

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Initiatives to Rebuild Revenues - Commercial

Staffing Up Commercial & Small Business Banking	Activity
1/14 - Four bankers *2/14 - Added experienced banker who ran business valuation firm* *2/14 - Added EVP-Commercial Banking* *5/14 - Added experienced banker with extensive SBA and wealth management background. Another goes out on FMLA leave.* *7/14 – Added Deposit and TM specialist from Retail* *7/14 – Added banker from workout team* *8/14 – Experienced banker returns from FMLA* *9/14 - Expect to add 3-4 small business bankers (3 positions already filled)*	See activity table and notes below

	Feb	Mar	Apr	May	Jun	Oct
Bankers	4	5	5	5	5	12*
Sales Calls	40	40	107	152	197	400+
Loan Pipeline ($MM)	$12	$15	$16	$20	$24	

**includes small business bankers*

Loan Pipeline includes loan commitments that have been accepted by customers plus loan opportunities that are actively in underwriting (we have the specific request and we are actively engaged in the due diligence process)

By the end of September, including small business bankers, we expect to have 12 bankers calling on businesses and making 400+ sales calls per month

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17 Strategic Goals Strategies 2014 - 2015 Action Plan Segment ROE >TBD% Top 7 core low cost deposit market share within our footprint by 12/2019 Sustainable long term earnings growth rate “ Diamond Relationships” Compliance risk – highly rated institution Key elements of general value proposition: • Best customer experience of any bank in our footprint • Best network of any community bank or credit union in our footprint (branch + mobile + online + customer care team). • Quality products, fairly priced that fill the core needs of targeted customer segments. • Deliver resources and solutions for Life’s Big Moments – the life events that are defining moments for our customers and which drive financial needs. Identify & target high return/high growth segments of our market with a compelling, tailored value proposition to achieve significant market share (professional segments, young entrepreneurial, high income neighbors). Aggressively grow core checking, savings, money market deposits to shift deposit mix toward low cost core deposits and reduce funding costs. Rationalize Retail staffing model to optimize the use of our team’s talents and time. In time, build or buy consumer financial services capabilities that enhance ROE, diversify earnings and risk, and allow for faster earnings growth (e.g., insurance, wealth management, specialty lending) Redefine retail staffing model Upgrade all ATMs Enhance Mobile banking with Mobile Deposit Capture & additional functionality Enhance debit card offerings to drive higher activation and utilization rates: Create consumer lending specialist position Develop and implement consumer loan products, policy, process, tools Implement technology platform for credit origination & compliance Develop and leverage correspondent relationship with Village Bank Mortgage Corporation Rollout new ad and marketing campaign Leverage internal referral sources Consumer Banking Strategy & Action Plan

Description of Program • These are federally guaranteed student loans • Borrowers who default on their student loans under federal programs have a one - time opportunity to bring their loans current. • Once the loans are brought current and maintained current for a period of time, the agency guarantor that owns the loans then sells the rehabilitated loans to US Department of Education (“DOE”) licensed lenders such as the Bank. • Serviced by a third - party servicer that specializes in handling the needs of the DOE student loan programs. • Student pays contractual fixed rate, but bank receives an adjustable rate. • High delinquency and re - default rates but guaranteed. • Remain accruing and PASS - rated until guaranty paid. • In May 2014, Village Bank was licensed by the DOE as a student lender. • On July 29, 2014, the Bank purchased a portfolio of rehabilitated guaranteed student loans totaling $19 million. Portfolio Acquired • $19 million • 1,422 accounts • Approximately 98% of P&I guaranteed • Seasoned 29.5 months since rehabilitated • 20% weighting for risk - based capital • 45% floating rate; 100% adjustable rate • Expected weighted average maturity 6.9 years • Serviced by XEROX - ES (largest servicer) Why? • High quality assets • Attractive returns, particularly on risk adjusted basis • Attractive interest rate risk profile • Will return cash flows as we grow loan portfolio • Diversifies loan portfolio • Niche product – not all banks understand it • Executive Management has prior familiarity with the program • Capital efficient • No mark - to - market risk Federal Rehabilitated Student Loan Program 18

• As noted in our Annual Shareholders Meeting presentation, at some point, we expect to need to raise additional capital and restructure the capital we have at the holding company. • The timing and manner in which we would raise capital will be influenced by: – Pace of progress on asset quality and earnings – Strength of the capital markets – Level of investor interest in Village – Discussions with holders of preferred shares about redemption or conversion alternatives – Outlook for the DTA recovery (timing and amounts) • As we consider the timing and manner in which we would solve for the company’s capital needs, we would have the following objectives in mind: – Preserve the DTA – Restructure holding company capital to reduce the impact of preferred dividends on common shareholders and allow the holding company to be a continuing source of strength for the bank – Position the holding company to bring TRUPs interest current and keep it current – Put the company in the best position to provide attractive returns over the long term for both new and existing shareholders • We are keenly sensitive to the impact of our decisions on current shareholders – The Board and executives own 1/3 of the outstanding common shares – All of us who were in our roles last November bought stock at $1.55 a share during the insider raise and we are striving to run the business in a way that will yield an attractive return on that investment – For each of us, our stock holdings are substantial relative to our overall personal financial positions Capital Planning 19

Great Market • Strong branch coverage with quality real estate in good locations • Excellent brand & loyalty from team, customers, investors, community leaders • Competitive products & services that can be best among community banks • Demonstrated commitment during insider raise in 2013 • Stock holdings & compensation plans align interests with shareholders • Recent hires/transitions add experience & strength where needed • Collective experience in every important area • Diverse, vibrant economy • Strong population, job & income growth • Excellent business climate & quality of life • Attractive market segments around which to grow business Investment Proposition High Quality Franchise Committed & Capable Management Effective Plan and Tangible Results Positive Earnings & BV Leverage • Significant, sustained progress on asset quality, cost savings, capital ratios • Bold & detailed plan for achieving short term objectives • Sound & sensible strategy for building high performing company • Traction on revenue growth initiatives • DTA recovery potential • Can reinvest liquidity into higher yielding loans without new deposits/capital • Shrinking credit costs & additional productivity opportunities allow for revenue growth for some time without commensurate expense growth • Opportunity to continue to lower funding costs by growing low cost deposits 20

Additional Information 21

Securities Portfolio Information 22 • At 6/30/14, the investment portfolio totaled $106.3 million. – $57.5 million in securities – $48.8 million in Federal funds sold and bank balances • The securities portfolio is comprised fully of debt securities. – $7.6 million in US Treasuries – $36.1 million in US Agencies – $0.6 million in US Agency mortgage - backeds – $13.2 million in Municipals • Of the Municipals... – All are in the Commonwealth of Virginia – 66.5% are rated AAA by S&P – 33.5% are rated AA+ • From the regulatory risk - weighted capital perspective... – 14% is 0% risk - weight – 73% is 20% risk - weight – 13% is 50% risk - weight – 0% is 100% risk - weight • Annualized yield on the securities portfolio amounted to 2.25% for the first half of 2014 and 2.19% for the month of June. • Unrealized market depreciation of the securities portfolio at 6/30/14 totaled $1.7 million net of tax effect, as included in OCI . • Sold $3MM in securities in second quarter in preparation for purchase of student loan portfolio and to remove future market depreciation risk and interest rate risk. • No securities have been classified as Held To Maturity.

Interest Rate Risk Management • Modelling & Analysis – Have been working with SunTrust Robinson Humphrey since late 2013 on portfolio modelling and analysis – Based on our work with STRH, we believe that our interest rate margin sensitivity is in line with community bank peers – During the recession, we liquidated securities holdings at gains and reinvested in a mix of short term funds and long dated high quality securities. Those actions and reduced absolute capital levels increased EVE modestly outside our own policy limits. – During the second quarter, we took a number of actions to reduce our EVE sensitivity and bring it within our policy limits. • Actions Taken to Improve NII and EVE exposure to rate increases – Renewed $4 million of maturing FHLB advances for maturities from 2 to 4 years at a weighted cost of 1.09% – Sold $3 million in long dated fixed rate securities – We continue to maintain a strong liquidity position – We believe that our business strategies should improve our interest rate risk profile – growth in core deposits, origination of C&I floating rate loans, origination of shorter duration consumer loans such as auto loans – Subsequent to 6/30/2014, purchased student loan portfolio that is currently 45% floating, 100% adjustable – We would expect that the sale of Watkins Centre and OREO properties would provide substantial liquidity for reinvestment at current market rates 23

Mortgage Banking 24 0 50 100 150 200 250 300 350 2010 2011 2012 2013 2013 H1 2014 H1 FHA/VA/Oth Conv 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2010 2011 2012 2013 2014 H1 Purchase Refi Strong Fundamentals • Valuable profit contributor during past 4 years • Disciplined and capable leadership • Excellent back office • 3 good markets – Richmond, Northern Virginia, Newport News 2014 • Lost money Q1; Profitable Q2; Expect to be profitable 2 nd half of the year • Rationalized staffing with attrition and two small reductions in staff • Have been adding producers Strategy • Run back office efficiently and match staffing to business volumes • Add producers to drive revenue and fill capacity • Build the production capacity of the business over time leveraging a very strong back office and driving noninterest income growth for the company to help achieve ROE and earnings goals • Compliance and Risk Management as strengths Business Mix • Historically much less dependent than peers on refi business • Business built around builder and realtor referrals and repeat customers • Very effective FHA, VA, VHDA lender, FHLB grant programs, so first time homebuyer’s important segment • Do not have realtor/builder JVs due to our interpretation of the regulations. Others are very aggressive here and that is hurting for the short term.